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                                                         EXHIBIT NO. EX-99.h.1.h

                      DFA INVESTMENT DIMENSIONS GROUP INC.


                            TRANSFER AGENCY AGREEMENT
                              ADDENDUM NUMBER EIGHT

         THIS ADDENDUM is made as of the _____ day of __________, 2002, by and between DFA INVESTMENT DIMENSIONS GROUP INC., a Maryland corporation (the "Fund"), and PFPC INC., formerly known as "Provident Financial Processing Corporation," a Delaware corporation (the "Transfer Agent" or "PFPC").

                              W I T N E S S E T H :

         WHEREAS, the Fund is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended, and its shares are registered under the Securities Act of 1933, as amended; and

         WHEREAS, the Fund has retained PFPC to serve as the Fund's transfer agent, registrar and dividend disbursing agent, pursuant to a Transfer Agency Agreement, dated June 19, 1989, as amended (the "Agreement"), which, as of the date hereof, remains in full force and effect; and

         WHEREAS, Paragraph 1 of the Agreement provides that PFPC shall provide such services to any class of shares created by the Fund after the date of the Agreement, upon the mutual agreement of the Fund and the Transfer Agent; and

         WHEREAS, PFPC presently provides such services to the existing portfolios of the Fund, and has agreed to provide such services to a new portfolio of the Fund, designated as DFA Short-Term Municipal Bond Portfolio, which is listed on Schedule A, attached hereto; and

         WHEREAS, PFPC presently provides such services to the portfolio of the Fund designated as Tax-Managed U.S. Marketwide Portfolio, which shall be renamed Tax-Managed U.S. Equity Portfolio, and which is listed on Schedule A, attached hereto; and

         WHEREAS, Paragraph 23 of the Agreement provides that the Agreement may only be changed by a written instrument signed by the party against which enforcement of such change is sought;

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound thereby, the parties hereby agree that:

         1. The Agreement is amended to provide that those portfolios set forth on "Schedule A, Portfolios of DFA Investment Dimensions Group Inc., Amended and Restated July 30, 2002," which is attached hereto, shall be "Shares" under the Agreement.

         2. The fee schedules of PFPC applicable to the portfolios shall be as agreed to in writing, from time to time, by the Fund and the Transfer Agent.

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         3. In all other respects, the Agreement shall remain unchanged and in full force and effect.

         4. This Addendum may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         5. The effective date of this Addendum shall be July 30, 2002.

         IN WITNESS WHEREOF, the parties hereto have caused this Addendum Number Eight to the Agreement to be executed by their duly authorized officers designated below on the day and year first above written.

                                          DFA INVESTMENT DIMENSIONS GROUP INC.

                                          By: _________________________________
                                               Catherine L. Newell
                                               Vice President and Secretary


                                          PFPC INC.

                                          By: __________________________________
                                               Joseph Gramlich
                                               Senior Vice President

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                                                            AMENDED AND RESTATED
                                                                   JULY 30, 2002

                                   SCHEDULE A

                                  PORTFOLIOS OF
                      DFA INVESTMENT DIMENSIONS GROUP INC.

                            U.S. SMALL CAP PORTFOLIO
                          U.S. LARGE COMPANY PORTFOLIO
                         U.S. SMALL CAP VALUE PORTFOLIO
                         U.S. LARGE CAP VALUE PORTFOLIO
                      ENHANCED U.S. LARGE COMPANY PORTFOLIO
                            U.S. MICRO CAP PORTFOLIO
                          U.S. SMALL XM VALUE PORTFOLIO
               AAM/DFA INTERNATIONAL HIGH BOOK TO MARKET PORTFOLIO
                           EMERGING MARKETS PORTFOLIO
                        JAPANESE SMALL COMPANY PORTFOLIO
                     UNITED KINGDOM SMALL COMPANY PORTFOLIO
                       CONTINENTAL SMALL COMPANY PORTFOLIO
                       PACIFIC RIM SMALL COMPANY PORTFOLIO
                       DFA ONE-YEAR FIXED INCOME PORTFOLIO
                   DFA TWO-YEAR GLOBAL FIXED INCOME PORTFOLIO
                        EMERGING MARKETS VALUE PORTFOLIO
                      DFA REAL ESTATE SECURITIES PORTFOLIO
                   DFA INTERNATIONAL SMALL CAP VALUE PORTFOLIO
                        LARGE CAP INTERNATIONAL PORTFOLIO
                   DFA FIVE-YEAR GLOBAL FIXED INCOME PORTFOLIO
               DFA INTERMEDIATE GOVERNMENT FIXED INCOME PORTFOLIO
                       DFA FIVE-YEAR GOVERNMENT PORTFOLIO
                            VA SMALL VALUE PORTFOLIO
                            VA LARGE VALUE PORTFOLIO
                        VA INTERNATIONAL VALUE PORTFOLIO
                        VA INTERNATIONAL SMALL PORTFOLIO
                          VA SHORT-TERM FIXED PORTFOLIO
                            VA GLOBAL BOND PORTFOLIO
                      INTERNATIONAL SMALL COMPANY PORTFOLIO
                      EMERGING MARKETS SMALL CAP PORTFOLIO
                   TAX-MANAGED U.S. SMALL CAP VALUE PORTFOLIO
                      TAX-MANAGED U.S. SMALL CAP PORTFOLIO
                  TAX-MANAGED DFA INTERNATIONAL VALUE PORTFOLIO
                   TAX-MANAGED U.S. MARKETWIDE VALUE PORTFOLIO
                        TAX-MANAGED U.S. EQUITY PORTFOLIO
                          LD U.S. MARKETWIDE PORTFOLIO
                          HD U.S. MARKETWIDE PORTFOLIO
                       LD U.S. MARKETWIDE VALUE PORTFOLIO
                       HD U.S. MARKETWIDE VALUE PORTFOLIO
                     DFA SHORT-TERM MUNICIPAL BOND PORTFOLIO